UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2014

ORBIT INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-3936	11-1826363
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 435-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2014, the following proposals were submitted to the stockholders of Orbit International Corp. (the “Company”) at its annual meeting of stockholders: (i) to elect six (6) Directors to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the Company for the fiscal year ending December 31, 2014; and (iii) to approve a non-binding advisory resolution supporting the compensation of our named executive officers.

The following are the final vote results for each proposal.

(i)                  The Company’s stockholders elected each of the following six (6) directors to serve on the Company’s Board of  Directors until their successors are duly elected and qualified by the following vote:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Mitchell Binder	2,291,217	270,927	1,692,622
Wayne Cadwallader	2,255,888	306,256	1,692,622
Fredric Gruder	2,290,292	271,852	1,692,622
Bernard Karcinell	2,287,508	274,636	1,692,622
Sohail Malad	2,291,017	271,127	1,692,622
Lawrence Rainville	1,165,042	1,397,102	1,692,622

(ii)                The Company’s stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year 2014 by the following vote:

Votes For	Votes Against	Abstain
3,877,247	350,876	26,643

(iii)               The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,240,435	299,261	22,448	1,692,622

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT INTERNATIONAL CORP.

Dated: June 20, 2014	By:	/s/ Mitchell Binder
Mitchell Binder
President, Chief Executive Officer and Director